U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 8, 2005

HEMPTOWN CLOTHING INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-50367	98-0359306
(State or other jurisdiction of Incorporation)	(Commission file no.)	(IRS Employer Identification No.)

1307 Venables Street

Vancouver, British Columbia, Canada, V5L 2G1

(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

        CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 7, 2005, the Board of Directors of Hemptown Clothing Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), announced the confirmation of $223,118.00 from the Government of Canada’s Scientific Research and Experimental Development program (the “SR&ED”), in recognition of the Company’s 2002 and 2003 business operations in the development of environmentally friendly fabrics and garments. The Company had previously submitted an application to the SR&ED for funding for fiscal years 2002 and 2003. The Company anticipates submitting an application to the SR&ED during April 2005 for fiscal year 2004 funding.

See “Press Release – Government of Canada Recognizes Hemptown’s Work” dated April 7, 2005 attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.

Description

99.1

“Press Release – Government of Canada Recognizes Hemptown’s Work” dated April 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                             HEMPTOWN CLOTHING INC.

 Date: April 8, 2005

  By:   /s/ Jerry Kroll

          ------------------------------------

          Chief Executive Officer

Exhibit 99.1

GOVERNMENT OF CANADA RECOGNIZES HEMPTOWN’S WORK

Hemptown secures Scientific Research and Experimental Development Funding

Vancouver, April 7, 2005 /Newswire/ -- Hemptown Clothing Inc. (NASD OTCBB: HPTWF), a leading provider of environmentally responsible clothing, announced today confirmation of $223,118.00 from the Government of Canada's Scientific Research and Experimental Development program (SR&ED), in recognition of the Company's 2002 and 2003 work in the development of its unique environmentally friendly fabrics and garments.

The Company will be submitting its application for 2004 SR&ED funding in April of this year, for a yet to be determined amount.

In 2004 the Company also secured a collaboration agreement with the National Research Council of Canada (NRC) to expand its research with a biotech development of an enzyme that would unlock the economic potential of industrial hemp fiber as a cost competitive alternative to cotton. The first patents for this new technology called CRAILAR™ are expected to be filed shortly.

Hemptown will begin working on licensing agreements to bring the new fabrics to market through a select number of top level manufacturing firms in the very near future.

Jason Finnis, President of Hemptown, noted, “Recognition from two independent bodies from within the Government of Canada are proof that our product is not only environmentally sustainable, but has valuable economic potential.  We are very pleased to be on the leading edge of this industry, and the burgeoning Hemp Bio-Tech industry.”

All figures in Canadian Dollars

About Hemptown

Hemptown Clothing Inc. is the world’s largest hemp T-shirt apparel brand and sells a line of hemp/cotton activewear: T-shirts, sweatshirts and ball caps to wholesalers, retailers and consumers.  Hemptown is also involved in ongoing research and development of quality and conservation-based textile bio-technology, working vertically to enhance its products and the benefits they provide to crop farmers, consumers and the environment.

Please visit www.hemptown.com

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act of 1934 and the provisions of the Private Securities Litigation Reform Act of 1995 and is subject to safe harbor created by these sections. Actual results may differ materially due to a number of risks, including, but not limited to, technological and operational challenges, needs for additional capital, changes in consumer preferences, risks associated with:  market acceptance and technological changes; dependence on manufacturing and material supplies providers; international operations; and competition.

SOURCE:  HEMPTOWN CLOTHING INC.

Information:

Patrick Smyth

Tel: 604-255-5005 or 1-866-HEMPTOWN

patrick@hemptown.com